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                                                                     EXHIBIT 4.1

                           VANDA PHARMACEUTICALS INC.

                         2004 SECURITYHOLDER AGREEMENT

            THIS 2004 SECURITYHOLDER AGREEMENT (the "AGREEMENT") is entered into as of September 28, 2004 among VANDA PHARMACEUTICALS INC., a Delaware corporation (the "COMPANY"), and each of the other parties signatory hereto.

                                    RECITALS

            A. The Company, the Care Capital Securityholder and the EDB Securityholder previously entered into that certain Securityholder Agreement dated as of March 12, 2003 (the "ORIGINAL SECURITYHOLDER AGREEMENT").

            B. The Securityholders are purchasing shares of the Company's Series B Preferred Stock pursuant to that certain Series B Preferred Stock Purchase Agreement dated as of September 28, 2004 (the "2004 PURCHASE AGREEMENT").

            C. The obligations in the 2004 Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

            D. The Company and the Securityholders now desire to amend and restate the Original Securityholder Agreement in its entirety.

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree:

SECTION 1. CERTAIN DEFINITIONS.

            1.1 DEFINITIONS. For the purposes of this Agreement, the following terms have the following meanings:

            "AFFILIATE", with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "AFFILIATED GROUP", with respect to any Person, means such Person and each Affiliate and Associate of such Person and each other Person with whom such Person is acting "as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of" Shares (within the meaning of Section 13(d)(3) of the 1934 Act, regardless of whether the Company shall at any time be subject to the requirements of the 1934 Act).

            "ASSOCIATE" has the meaning given such term in Rule 12b-2 under the 1934 Act.

            "BENEFICIAL OWNER" or "BENEFICIALLY OWN" has the meaning given such term in Rule 13d- 3 under the 1934 Act, and, with respect to any options or rights to acquire any Security, shall be determined without regard to whether any such Security is "in the money."

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            "BOARD OF DIRECTORS" means the Board of Directors of the Company.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or obligated to be closed in New York City.

            "CARE CAPITAL SECURITYHOLDER" means Care Capital Investments II, LP, a Delaware limited partnership, and Care Capital Offshore Investments II, LP, a Cayman Islands exempted limited partnership.

            "CAUSE" means, with respect to any individual, (i) any willful violation of any federal, state, foreign or other law or regulation applicable to the business or affairs of the Company or any of its subsidiaries or Affiliates, or the commission of any felony or other crime involving moral turpitude, or any willful perpetration of a common law fraud; or (ii) any other misconduct that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its subsidiaries or Affiliates.

            "CERTIFICATE" means the Certificate of Incorporation of the Company, as amended from time to time.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMMISSION" means the Securities and Exchange Commission, and any successor commission or agency having similar powers.

            "COMMON SHARE" means any share of Common Stock.

            "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

            "COMPANY" means Vanda Pharmaceuticals Inc., a Delaware corporation, and any successor thereto, whether by merger or otherwise.

            "EDB SECURITYHOLDER" means BioMedical Sciences Investment Fund Pte Ltd.

            "ENCUMBRANCE" means any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance with respect to any Share.

            "IPO" means the initial Public Offering of Shares after the date hereof.

            "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

            "MEDI GROUP" shall mean (i) MEDI Ventures, (ii) MedImmune, and (iii) any successors or permitted assignees of any of the foregoing.

            "MEDI VENTURES" shall mean MedImmune Ventures, Inc., a Delaware corporation, including any successor thereto or any permitted assignee of the interest, in whole or in part, of MEDI Ventures under this Agreement.

            "MEDIMMUNE" shall mean MedImmune, Inc., a Delaware corporation, including any of its successors or permitted assigns.

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            "MEP" means the Management Equity Plan of the Company, as amended, from time to time.

            "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "OUTSTANDING," with respect to any Shares, means, as of any date of determination, all Shares that have been issued on or prior to such date, other than Shares repurchased or otherwise reacquired by the Company, or any controlled Affiliate thereof, on or prior to such date.

            "PARTICIPANT" has the meaning assigned in the MEP.

            "PERMITTED TRANSFEREE" means: (a) any Securityholder's Affiliate (including, without limitation, in the case of MEDI Ventures, any member of the MEDI Group); (b) in the case of any Securityholder who is a natural person, (i) the spouse, parents and lineal descendants (in each case, whether natural or adopted) of such Securityholder, (ii) a Person to whom Shares are transferred by such Securityholder by will or the laws of descent and distribution, or (iii) a trust administered and controlled by such Securityholder that is established for the exclusive benefit of such Securityholder or his or her Permitted Transferees; (c) the Company or any subsidiary thereof; (d) in the case of any Securityholder which is a grantor trust, its grantor; or (e) any Person with respect to which the Board of Directors shall have adopted a resolution by a vote of 66-2/3% of its members stating that the Board of Directors has no objection if a Sale of Shares is made to such Person.

            "PERSON" means an individual, a partnership, a joint venture, a corporation, an association, a trust, an individual retirement account or any other entity or organization, including a government or any department or agency thereof.

            "PREFERRED SECURITYHOLDER" means each Securityholder that owns shares of Preferred Stock.

            "PREFERRED SECURITYHOLDER RESTRICTED PERSON" means any Preferred Securityholder or any Affiliate thereof, or the general partner, managing partner, managing member or investment manager of any thereof, or any officer, director or private equity professional thereof.

            "PREFERRED SHARE" means any share of Preferred Stock.

            "PREFERRED STOCK" means any of the Company's Series A Preferred Stock or Series B Preferred Stock.

            "PUBLIC COMPANY" means a company as to which the aggregate number of Common Shares that have been sold in Public Offerings shall equal not less than 25% of the Common Shares then outstanding.

            "PUBLIC OFFERING" means an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the 1933 Act.

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            "REGISTRABLE SHARES" means (a) Common Shares issued pursuant to the
      Care Capital Securityholder and the EDB Securityholder pursuant to the 2003 Stock Subscription Agreements; (b) Common Shares issued upon the conversion of Preferred Shares; (c) any other Common Shares issued to a Securityholder after the date hereof, whether or not upon conversion of any Preferred Share, so long as the Board of Directors shall have determined prior to such issuance that such Common Shares shall be "Registrable Shares"; and (d) any Shares issued or issuable in respect of Shares referred to in clauses (a), (b) or (c) above by way of a stock dividend or a stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company. As to any particular Registrable Shares that have been issued, such securities shall cease to be Registrable Shares when (i) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates, in the case of certificated shares, therefor not bearing a legend to the effect set forth in the first paragraph of the form of legend required by Section 4.2(a) restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the 1933 Act or any similar state law then in force or (iv) they shall have ceased to be outstanding.

            "REGISTRATION EXPENSES" means all out-of-pocket expenses incident to the Company's performance of or compliance with Section 5, including, without limitation, all registration and filing fees (including filing fees with respect to the National Association of Securities Dealers, Inc.), all fees and expenses of complying with state securities or "blue sky" laws (including reasonable fees and disbursements of underwriters' counsel in connection with any "blue sky" memorandum or survey), all printing expenses, all listing fees, all registrars' and transfer agents' fees, all "road show" expenses of the Company and the underwriters, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one outside counsel retained by the holders of Registrable Shares being registered (which counsel shall be satisfactory to the holders of a majority of the shares of Registrable Shares being registered), but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Shares being registered in all cases.

            "RESTRICTED SHARES" means all Shares other than (a) Shares that have been registered under a registration statement pursuant to the 1933 Act,
      (b) Shares with respect to which a Sale has been made in reliance on and in accordance with Rule 144 or other applicable exemption from registration under the 1933 Act or (c) Shares with respect to which the holder thereof shall have delivered to the Company either (i) an opinion, in form and substance satisfactory to the Company, of counsel, who shall be satisfactory to the Company, or (ii) a "no action" letter from the Commission, to the effect that subsequent transfers of such Shares may be effected without registration under the 1933 Act.

            "RESTRICTED TRANSFEREE" means any Person described in the most recent list, if any, of Persons (which list will be entitled "LIST OF RESTRICTED TRANSFEREES") that shall have been approved by the Board of Directors and delivered by the Company to a Prospective Seller (as defined for purposes of Section 4.4) not later than ten Business Days after receipt by each Other Stockholder (as therein defined) and the Company of an Offer Notice (as therein defined).

            "RULE 144" means Rule 144 (or any successor provision) under the 1933 Act.

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            "SALE" means (including with correlative meanings, the terms "SELL"
      or "SOLD") any sale, assignment, transfer, distribution (whether by a partnership to any of its partners or otherwise) or other disposition of Shares or of a participation therein.

            "SECURITYHOLDER" means each Person (other than the Company) holding Shares that is a party to this Agreement, so long as such Person shall beneficially own any Shares (whether or not any such Person owns any Shares on the date hereof).

            "SERIES A PREFERRED STOCK" means Series A Preferred Stock, par value $.01 per share, of the Company.

            "SERIES B PREFERRED STOCK" means Series B Preferred Stock, par value $.01 per share, of the Company.

            "SERIES B PREFERRED DIRECTOR" means the three members of the Board of Directors designated by holders of the outstanding shares of Series B Preferred Stock, voting together as a class and to the exclusion of all other classes of capital stock of the Company.

            "SHARE" means any share of Common Stock or Preferred Stock.

            "THIRD PARTY" means, with respect to any Securityholder, any other Person, other than the Company and its subsidiaries or any Affiliate of such Securityholder.

SECTION 2. CERTAIN GOVERNANCE MATTERS

            2.1 Board of Directors Meetings; Director Compensation. The Company agrees to use its best efforts to ensure that each committee of the Board of Directors shall include at least one designee of the Series B Preferred Directors. The Company agrees that the Board of Directors shall meet at least quarterly, unless otherwise agreed by the Board of Directors. In the event that any non-employee director receives any compensation for serving on the Board of Directors, all non-employee directors shall be entitled to receive compensation therefor at the same rate and on the same terms. The Company shall reimburse the non-employee directors for their customary and reasonable expenses incurred in attending meetings of the Board of Directors (or meetings of committees thereof) in accordance with the Company's policy on reimbursement of such expenses.

            2.2 Insurance. The Company shall maintain a directors' and officers' liability insurance policy upon such terms as may be determined by the Board of Directors.

            2.3 Employee Stock Options. With respect to any Shares issued or options or rights granted to employees and consultants after the date hereof, unless otherwise approved by the Board of Directors, the Company shall cause each employee and consultant of the Company to enter into an agreement providing for vesting of such Shares or options or rights in accordance with the MEP, as in effect on the date hereof. No Shares or options or rights shall vest in the 12 months following the date of commencement of the employee's or consultant's services in the case of new hires, or the date of issuance or grant in the case of subsequent stock or option grants. Immediately after the Initial Closing (as such term is defined in the Purchase Agreement), the Company shall reserve an additional 3,337,114 Shares for issuance under the MEP.

            2.4 Qualified Small Business Stock. The Company agrees to use its Best Efforts (as defined below) to cause its capital stock to be characterized as "qualified small business stock" as defined in Section 1202(c) of the Code ("QUALIFIED SMALL BUSINESS STOCK"), unless the Board of Directors

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determines that such a characterization is not in the best interests of the
Company. "Best efforts" shall mean only that the Company: (i) complies with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock; (ii) executes and delivers to each Securityholder, from time to time, such forms, documents, schedules and other instruments as may be reasonably requested thereby to cause the Securityholder's Shares of the Company to be characterized as Qualified Small Business Stock; and
(iii) submits to the Securityholders and to the Internal Revenue Service any reports that may be required under Section 1202(d)(l)(C) of the Code and any related Treasury Regulations. The Company further agrees that, within 10 days after any Securityholder has delivered to the Company a written request therefor, the Company shall deliver to such Securityholder a written statement informing the Securityholder whether, in the Company's good-faith judgment after a reasonable investigation, such Securityholder's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code, or would constitute "qualified small business stock," if determination of whether stock constitutes "qualified small business stock" were made by taking into account the modifications set forth in Section 1045(b)(4) of the Code. The Company's obligation to furnish a written statement pursuant to this
Section 2.4 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market.

            2.5 Financial Statements and Reports to Stockholders; Budget. The Company agrees to deliver to each Preferred Securityholder:

            (a) as soon as practicable after the end of each month, and in any event within 30 days (45 days in the case of the month ending each fiscal quarter) thereafter, consolidated balance sheets of the Company and its subsidiaries as of the end of each such month and consolidated statements of income and cash flow for such month and for the current fiscal year to date and which shall show an analysis of variances from the budget and the prior month (with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made);

            (b) as soon as practicable after the end of each fiscal quarter of the Company, and in any event within 45 days thereafter, unaudited financial statements of the Company on a quarterly basis prepared in accordance with generally accepted accounting principles and fairly reflecting the fiscal affairs of the Company for such quarterly period and analyzing variances from the budget and the prior fiscal quarter (with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made);

            (c) as soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, stockholders' equity and cash flows for such year, which year-end financial reports shall be (i) in reasonable detail, (ii) prepared in accordance with generally accepted accounting principles, and (iii) accompanied by the opinion of independent public accountants of recognized standing selected by the Company; and

            (d) within 30 days prior to the end of each fiscal year, an operating budget and plan respecting the next fiscal year that will be subject to the approval of the Board of Directors.

            2.6 Right of First Refusal, Co-Sale and Drag-Along Provisions. Following the Initial Closing, the Company shall require all purchasers (other than purchasers under the 2004 Purchase Agreement) from the Company of shares of Common Stock who, following such purchase, shall hold greater than 1 % of Common Stock (calculated on a fully-diluted basis), to agree to the terms and conditions set forth in the attached Exhibit 2.6.

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            2.7   Inspection. The Company shall permit each Preferred
Securityholder, at such Securityholder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by each such Securityholder; provided, however, that the Company shall not be obligated to provide access (i) to a competitor of the Company, any information which it reasonably considers to be a trade secret or confidential information; or (ii) to MEDI Ventures, any trade secret or confidential information if the Board of Directors determines in good faith that it would be contrary the Company's best interests to share such information with MEDI Ventures. The rights of a Preferred Securityholder under this Section 2.7 may not be assigned as part of such Securityholder's sale of any of the Registrable Securities except with the consent of the Company, which consent shall not be unreasonably withheld; provided, however, that notwithstanding the foregoing, (i) MEDI Ventures may assign these rights to any member of the MEDI Group and (ii) any Securityholder which is a grantor trust may transfer its rights to its grantor.

            2.8 Employee Confidentiality Agreement. The Company shall require that each employee and consultant hired or engaged by the Company following the date hereof signs an employee confidentiality agreement, substantially in the form attached hereto as Exhibit 2.8 (unless such agreement shall be modified by the Company upon the approval of the Board of Directors (including a majority of the Series B Directors)). Further, within 15 days of the Initial Closing, the Company shall require that each of its current employees and consultants signs such an employee confidentiality agreement, substantially in the form attached hereto as Exhibit 2.8.

            2.9 Securityholder Matters.

            (a) This Agreement shall not impose any fiduciary duty on any Securityholder or its Affiliates in any such Securityholder's capacity as a Securityholder. To the maximum extent permitted by Law, each Securityholder hereby waives all fiduciary duties that, absent such waiver, may be implied by Law, and, in doing so, recognizes, acknowledges and agrees that its duties and obligations to each other Securityholder and to the Company are only as expressly set forth herein.

            (b) Each Securityholder acknowledges that the other Securityholders and their Affiliates may own interests in and/or manage other businesses, including businesses that may compete with the Company or the other Securityholders. Each Securityholder and its Affiliates, and their respective officers, directors, Securityholders, partners, members, agents and employees, and each member of the Board of Directors (or observer thereon) designated by such Securityholder (collectively, a "CORPORATE OPPORTUNITIES GROUP"), shall not be prohibited or restricted from engaging or investing in, independently or with others, any business opportunity of any type or description, including, without limitation, those business opportunities that might be the same or similar to the Company's business. None of the Company, any Securityholder or such Securityholder's Corporate Opportunities Group shall have any right in or to such other business opportunities of any other Securityholder or such other Securityholder's Corporate Opportunities Group or to the income or proceeds derived therefrom. No Securityholder or its Corporate Opportunities Group shall be obligated to present any business opportunity to the Company or any other Securityholder or such other Securityholder's Corporate Opportunities Group, even if the opportunity is of the character that, if presented to the Company, could be undertaken by the Company or, if presented to any other Securityholder or other Securityholder Corporate Opportunities Group, could be undertaken by such Persons. Each Securityholder and its Corporate Opportunities Group shall have the right to hold any such business opportunity for its own account or to recommend such opportunity to Persons other than the Company, any other Securityholder or any Person in such other Securityholder's Corporate Opportunities Group.

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            (c)   Notwithstanding the foregoing, nothing in this Section 2.9 shall relieve, limit, alter or otherwise change the fiduciary duty owed to the Company by any officer, director or stockholder who is not a Securityholder.

SECTION 3. PREEMPTIVE RIGHTS

            3.1 Offer to Sell. Except in the case of Excluded Securities, the Company shall not issue, sell or exchange, or agree to issue, sell or exchange
(i) any Common Shares, (ii) any Preferred Shares of the Company that by their terms are convertible into or exchangeable for Common Shares, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security of the Company specified in the foregoing clause (i) or
(ii), in each such case for the purpose of financing the business of the Company (an "EQUITY FINANCING"), unless in each case the Company shall have first offered to sell to the Securityholders (for purposes of this Section 3, each an "OFFEREE" and, together, the "OFFEREES") such Offeree's Section 3 Proportionate Percentage of such securities (for purposes of this Section 3, the "OFFERED SECURITIES"), at a price and on such other material terms and conditions as are generally applicable to such Equity Financing and which shall have been specified by the Company in writing and delivered to each Offeree (for purposes of this Section 3, the "OFFER"). The Offer shall by its terms remain open and irrevocable for a period of 20 Business Days from the date it is delivered by the Company to the Offerees. For purposes of this Section 3, the "SECTION 3 PROPORTIONATE PERCENTAGE" means, as of any date of determination, the percentage figure equal to the ratio between the number of Common Shares beneficially owned by an Offeree of the Company and the aggregate number of Common Shares outstanding (and issuable upon the exercise of all convertible securities outstanding).

            3.2 Acceptance of Offer. Each Offeree shall have the right and option, for a period of 20 Business Days after delivery by the Company of the Offer, to accept any or all its Offered Securities on the terms stated in the Offer. Acceptance shall be made by delivering, within the 20 Business Day period of the Offer, a written notice (for purposes of this Section 3, a "NOTICE OF ACCEPTANCE") to the Company, which notice shall set forth the portion of the Offered Securities that such Offeree elects to purchase. Such Offer, or any portion thereof, may be irrevocably rejected at any time within such 20 Business Day period by written notice to the Company by the Offeror.

            3.3 Overallotment Securities. If any Offeree fails to properly accept all of its Offered Securities, then such unaccepted Offered Securities shall become the "OVERALLOTMENT SECURITIES." Each Offeree that properly accepts all of its Offered Securities (a "FULLY-EXERCISING OFFEREE") shall have the right, at the time it accepts and for a period of 10 days thereafter (collectively, the "OVERALLOTMENT PERIODS"), to purchase a portion of the Overallotment Securities on a pro rata basis according to such Fully-Exercising Offeree's Section 3 Proportionate Percentage.

            3.4 Remaining Securities. Upon expiration of the Overallotment Periods, the Company shall have 90 days to sell all or any part of the remaining Overallotment Securities (the "REMAINING SECURITIES") to any other Person or Persons, upon terms and conditions in all material respects, including, without limitation, price, which are not materially more favorable, in the aggregate, to such other Person or Persons and not materially less favorable to the Company than those set forth in the Offer. Upon the closing of the sale to such other Person or Persons of all the Remaining Securities, which closing shall include full payment to the Company, (i) the Offerees shall purchase from the Company, and the Company shall sell to the Offerees, the Offered Securities with respect to which Notices of Acceptance were delivered to the Company by the Offerees for the price and at the terms specified in the Offer, and (ii) the Fully-Exercising Offerees shall purchase from the Company, and the Company shall sell to the Fully-Exercising Offerees, the Overallotment Securities.

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            3.5   Excluded Securities. The rights of the Offerees under this
Section 3 shall not apply to the following securities (the "EXCLUDED
SECURITIES"):

            (a) securities issued in connection with a Public Offering or securities issued in a Rule 144A offering;

            (b) Common Shares issued, or stock options granted, or Common Shares issuable upon exercise of stock options granted, pursuant to the MEP;

            (c) securities issued as a stock dividend or upon any stock split or other subdivision or combination of Shares;

            (d) the issuance of any Common Shares upon the exercise, conversion or exchange of any option, warrant, convertible or exchangeable security or other right to subscribe for, purchase or otherwise acquire any security of the Company;

            (e) securities issued (i) in connection with any acquisition of the stock, assets or business of a Person, or (ii) in respect of the initiation of a joint venture or strategic alliance with another Person, in each case, which has been approved by the Board of Directors; and

            (f)   any securities offered or sold after an IPO.

            3.4 Board of Directors Determination. The Board of Directors shall be entitled to make any determination required or permitted to be made under this Section 3, including any determination of compliance with the provisions hereof by any Person, and any such determination shall be final and binding on the Company and all stockholders.

SECTION 4. RESTRICTIONS ON TRANSFER.

            4.1 General Restriction. Each Securityholder agrees that it will not, directly or indirectly, offer, sell, assign, transfer, grant or sell a participation in, pledge or otherwise dispose of any Shares (or solicit any offers to buy or otherwise acquire, or take a pledge of, any Shares) in any manner that would conflict with or violate the 1933 Act or this Agreement.

            4.2   Legends.

            (a) To the extent required by, or advisable to comply with, the 1933 Act or other applicable law, the Company shall affix to each certificate evidencing outstanding Shares that is issued to any Securityholder a legend in substantially the following form:

            "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SECURITYHOLDER AGREEMENT DATED AS OF SEPTEMBER 28, 2004, A COPY OF WHICH IS ON FILE AT

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      THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER
      OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND
      UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

            (b) In the event that any Shares shall cease to be Restricted Shares, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the first paragraph of the legend required by Section 4.2(a) endorsed thereon. In the event that any Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the second paragraph of the legend required by Section 4.2(a).

            4.3 Certain Restrictions on Transfer. Each Securityholder agrees that it will not, directly or indirectly, make any Sale or create, incur or assume any consensual Encumbrance with respect to any Shares held by such Securityholder, other than: (a) any Sale that is made in compliance with the procedures, and subject to the limitations, set forth in Section 4.4; (b) any Sale that is made in compliance with the procedures, and subject to the limitations, set forth in Section 4.5; (c) any Sale pursuant to a Public Offering in accordance with Section 5; or (d) any Sale to a Permitted Transferee. Notwithstanding the foregoing, except as otherwise expressly provided herein, all Sales permitted by the foregoing clauses (a) through (d) shall be subject to, and shall not be made other than in compliance with, the provisions of Sections 4.1, 4.2, 4.6 and 4.7.

            4.4   Right of First Refusal.

            (a) If any Securityholder receives from or otherwise negotiates with a Third Party a bona fide financed offer to purchase (for purposes of Sections 4.4 and 4.5, an "OFFER") any of the Shares owned or held by such Securityholder, and such Securityholder intends to pursue a sale of such Shares to such Third Party, such Securityholder (for purposes of Sections 4.4 and 4.5, the "PROSPECTIVE SELLER") shall provide the Company and each Securityholder that owns Shares (for purposes of Sections 4.4 and 4.5, the "OTHER SECURITYHOLDERS") written notice of such Offer (for purposes of Sections 4.4 and 4.5, an "OFFER NOTICE"). The Offer Notice shall identify the Third Party making the Offer, the number of Shares with respect to which the Prospective Seller has such an Offer (for purposes of Sections 4.4 and 4.5, the "OFFERED SHARES"), the price per Share at which a sale is proposed to be made (for purposes of Sections 4.4 and 4.5, the "OFFER PRICE"), the form of consideration to be paid and all the other material terms and conditions of the Offer.

            (b) The receipt of an Offer Notice by each Other Securityholder and the Company from a Prospective Seller shall constitute an offer by such Prospective Seller to sell to each Other Securityholder (other than the Prospective Seller and its Affiliates) and the Company the Offered Shares at the Offer Price in cash (in an amount equal to the cash consideration specified in such Offer Notice or, if such consideration is not cash, an amount equal to the fair market value of such noncash consideration as determined in good faith by the Board of Directors). Such offer shall be irrevocable for 20 Business Days after receipt of such Offer Notice (for purposes of Sections 4.4 and 4.5, the "NOTICE PERIOD") by each such Other Securityholder and the Company. During the Notice Period, each such Other Securityholder and the Company shall, subject to the priorities set forth in the next succeeding paragraph, have the right to accept such offer as to all or a portion of the Offered Shares by giving a written notice of acceptance (for purposes of this Section 4.4, the "NOTICE OF ACCEPTANCE") to the Prospective Seller prior to the expiration of the Notice Period (for the purposes of this Section 4.4, any such Other Securityholder or the Company so accepting such offer, an "ACCEPTING PARTY"). In the event that within five Business Days prior to the expiration of the Notice Period, the Prospective Seller shall not have received Notices of Acceptance for all the Offered Shares, the Prospective Seller shall notify each such Other Securityholder of such fact and shall provide each thereof an opportunity to submit an additional Notice of Acceptance of any such Offered Shares.

            Each such Other Securityholder and the Company shall be entitled to accept such offer from the Prospective Seller in the following order of priority: First, the Company shall be entitled to accept such offer for any or all of the Offered Shares; second, if the Company shall not have accepted such offer for all the Offered Shares, each such Other Securityholder shall be entitled to accept such offer for not more than the portion of the remaining Offered Shares determined on a pro rata basis based on the ratio of the number of Common Shares then beneficially owned by such Other Securityholder to the number of Common Shares then beneficially owned by all such Other Securityholders; and third, if one or more such Other Securityholders and the Company have not accepted such offer for all the Offered Shares, each such Other Securityholder shall then be entitled to accept such offer for not more than the portion of the remaining Offered Shares determined on a pro rata basis based on the ratio of (i) the number of Offered Shares specified in such Other Securityholder's Notice of Acceptance in respect of which such Other Securityholder shall not be entitled to accept the Prospective Seller's offer as a result of the application of clause second above to (ii) the number of Offered Shares specified in all such Other Securityholders' Notices of Acceptance in respect of which such Other Securityholders shall not be entitled to accept the Prospective Seller's offer as a result of the application of clause second above (it being understood that each such Other Securityholder shall be entitled to indicate its interest in accepting more than its pro rata share of the remaining Offered Shares and to accept the Prospective Seller's offer with respect to such additional Offered Shares if all the Offered Shares are not otherwise accepted pursuant to clause first, second and third). If the Company or any such Other Securityholder so accepts the Prospective Seller's offer, such Person will purchase for cash from the Prospective Seller, and the Prospective Seller will sell to such Accepting Party, such number of Offered Shares as to which such Accepting Party shall have accepted the Prospective Seller's offer. The price per Share to be paid by such Accepting Party shall be the Offer Price specified in the Offer Notice. The Notice of Acceptance shall specify (i) such Accepting Party's acceptance of the Prospective Seller's offer and (ii) the number of Offered Shares to be purchased by such Accepting Party.

            (c) The consummation of any such purchase by and sale to any Accepting Party shall take place on such date, not later than 30 Business Days after receipt of the Notice of Acceptance from such Accepting Party by the Prospective Seller, as such Accepting Party and the Prospective Seller shall select. Upon the consummation of such purchase and sale, the Prospective Seller shall (i) deliver to the Accepting Party certificates (in the case of certificated shares) evidencing the Offered Shares purchased and sold duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to such Accepting Party duly executed by the Prospective Seller, or an instruction (in the case of uncertificated shares) to register such Offered Shares purchased and sold in a manner satisfactory to the Accepting Party, and
(ii) shall assign all its rights under this Agreement with respect to the Offered Shares purchased and sold pursuant to an instrument of assignment reasonably satisfactory to such Accepting Party.

            (d) In the event that (i) each such Other Securityholder and the Company shall have received an Offer Notice from a Prospective Seller but the Prospective Seller shall not have received from the Company and one or more Other Securityholders Notices of Acceptance as to all the Offered Shares prior to the expiration of the Notice Period or (ii) an Accepting Party shall have given a Notice of Acceptance to the Prospective Seller but shall have failed to consummate, other than as a result of the fault of the Prospective Seller, a purchase of the Offered Shares with respect to which such Notice of Acceptance was given within 45 days after receipt of the Notice of Acceptance by the Prospective Seller, such Prospective Seller shall have the right to reject any or all Notices of Acceptance theretofore received from the Other Securityholders and the Company, and nothing in this Section 4.4 shall limit the right of the Prospective Seller to make a sale of the Offered Shares so long as all the Offered Shares that are sold or otherwise disposed of by the Prospective Seller (which number of Offered Shares shall be not less than the number of Offered Shares specified in such Offer Notice) are sold for the consideration specified in such Offer Notice (A) within 60 days after the date of receipt of such Offer Notice by each such Other Securityholder and the Company, (B) at an amount not less than the Offer Price included in such Offer Notice and (C) to the Third Party making the Offer (so long as none of such Third Parties is a Restricted Transferee).

            (e) In the event that each such Other Securityholder and the Company shall have received an Offer Notice from a Prospective Seller but shall not have given a Notice of Acceptance for all the Offered Shares to the Prospective Seller prior to the expiration of the Notice Period following receipt of such Offer Notice and such Prospective Seller shall not have sold the remaining Offered Shares before the expiration of the 60 day period in accordance with paragraph (d) above, then such Prospective Seller shall not give another Offer Notice for a period of 90 days from the last day of such 60 day period.

            (f) Anything in this Section 4.4 or in Section 4.3 to the contrary notwithstanding, the provisions of this Section 4.4 will not be applicable to any Sale or Encumbrance described in clauses (b) through (e) of Section 4.3.

            4.5   Right to Participate in Certain Dispositions.

            (a) So long as any Securityholder (and its Affiliates) shall beneficially own, in the aggregate, at least 10% of the Common Shares outstanding or issuable upon the exercise or conversion of any outstanding options or other rights to acquire Common Shares, no such Securityholder shall in any transaction or series of related transactions, directly or indirectly, sell or otherwise dispose of for value any Shares held by it to any Third Party or Parties, unless the terms and conditions of such sale or other disposition shall include an offer to include, at the option of each of the Other Securityholders, in such sale or other disposition to the Third Party or Third Parties, such Other Securityholder's Pro Rata Portion (as hereinafter defined) of the Offered Shares on the terms set forth in this Section 4.5.

            (b) If, so long as any Securityholder (and its Affiliates) shall beneficially own, in the aggregate, at least 10% of the Common Shares outstanding or issuable upon the exercise or conversion of any outstanding options to acquire Common Share, any such Securityholder receives from a Third Party or Parties an Offer to acquire the Offered Shares, thus becoming a Prospective Seller in accordance with the definition of Section 4.4, and such Prospective Seller intends to pursue a sale of such Shares to such Third Party or Parties, the Prospective Seller shall send the Offer Notice to each of the Other Securityholders not later than the 20th Business Day prior to the consummation of the sale or other disposition contemplated by the Offer. The Offer Notice shall identify the Offered Shares, the price offered for such Offered Shares, all other material terms and conditions of the Offer and, in the case of an Offer in which the consideration payable for Shares consists in whole or in part of consideration other than cash, such information relating to such other consideration as the Company may reasonably determine. During the Notice Period, each Other Securityholder shall have the right and option to notify the Prospective Seller of such Other Securityholder's interest in selling or otherwise disposing of up to its Pro Rata Portion of the Offered Shares pursuant to the Offer. Each Other Securityholder desiring to exercise such option shall, prior to the expiration of the Notice Period, provide the Prospective Seller with a written notice specifying the number of Shares as to which such Other Securityholder has an interest in selling or otherwise disposing of pursuant to the Offer (for purposes of this Section 4.5, a "NOTICE OF INTEREST"), and shall deliver to the Prospective Seller (A) the certificate or certificates (in the case of certificated shares) evidencing the Shares to be sold or otherwise disposed of pursuant to such Offer by such Other Securityholder duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to the Prospective Seller executed by such Other Securityholder, or an instruction (in the case of uncertificated shares) to register the transfer of the Shares or be sold or otherwise disposed of pursuant to such Offer by such Other Securityholders in a form satisfactory to the Prospective Seller executed by such Other Securityholder, (B) an instrument of assignment reasonably satisfactory to the Prospective Seller assigning, as of the consummation of the sale or other disposition to the Third Party or Parties, all such Other Securityholder's rights hereunder with respect to the Shares to be sold or otherwise disposed of, and (C) a special irrevocable power-of-attorney authorizing the Prospective Seller to sell or otherwise dispose of such Shares pursuant to the terms of the Offer and to take all such actions as shall be necessary or appropriate in order to consummate such sale or other disposition. Delivery of such certificate or certificates evidencing the Shares to be sold (or such instruction), the instrument of assignment and the special irrevocable power-of-attorney authorizing the Prospective Seller to sell or otherwise dispose of such Shares shall constitute an irrevocable election by such Other Securityholder to authorize and permit the Prospective Seller to sell such Shares pursuant to the Offer.

            (c) Promptly after the consummation of the sale or other disposition of the Shares of the Prospective Seller and the Other
Securityholders to the Third Party or Parties pursuant to the Offer, the Prospective Seller shall remit to each of the Other Securityholders the total sales price of the Shares of such Other Securityholders sold or otherwise disposed of pursuant thereto.

            (d) If at the end of the Notice Period, any Other Securityholder shall not have given a Notice of Interest (and delivered all other required documents) with respect to some or all of its Pro Rata Portion of the Offered Shares, such Other Securityholder will be deemed to have waived all its rights under this Section 4.5 with respect to the sale or other disposition pursuant to the Offer of the portion of its Pro Rata Portion of the Offered Shares with respect to which a Notice of Interest shall not have been given. If, at the end of the 60 day period following the giving of the Offer Notice, the Prospective Seller has not completed the sale of all the Offered Shares and the Shares with respect to which Other Securityholders shall have given Notices of Interest pursuant to this Section 4.5, the Prospective Seller shall return to such Other Securityholders all certificates evidencing the unsold Shares that such Other Securityholders delivered for sale or other disposition pursuant to this Section
4.5 (or any such instructions) and such Other Securityholders' related instruments of assignment and powers-of-attorney.

            (e) Except as expressly provided in this Section 4.5, the Prospective Seller shall have no obligation to any Other Securityholder with respect to the sale or other disposition of any Shares owned by such Other Securityholder in connection with this Section 4.5. Anything herein to the contrary notwithstanding and irrespective of whether any Notice of Interest shall have been given, the Prospective Seller shall have no obligation to any Other Securityholder to sell or otherwise dispose of any offered Shares pursuant to this 4.5 or as a result of any decision by the Prospective Seller not to accept or consummate any Offer or sale or other disposition with respect to the offered Shares (it being understood that any and all such decisions shall be made by the Prospective Seller in its sole discretion). No Other Securityholder shall be entitled to sell or otherwise dispose of Shares directly to any Third Party or Parties pursuant to an Offer (it being understood that all such sales and other dispositions shall be made only on the terms and pursuant to the procedures set forth in this Section 4.5).

            (f) For purposes of this Section 4.5, "PRO RATA PORTION" means, with respect to each Other Securityholder, a number of Shares of the same class, series or type as the Offered Shares (subject to the next succeeding sentence) equal to the product of (a) the total number of Offered Shares, times (b) a fraction, the numerator of which shall be the fair market value (as determined by the Board of Directors in good faith)of the total number of Shares owned by such Other Securityholder, and the denominator of which shall be the fair market value (as determined by the Board of Directors in good faith) of the total number of Shares outstanding. Anything in this Section 4.5 to the contrary notwithstanding, in the event any such Other Securityholder shall have an insufficient number of Shares of the class, series or type of the Offered Shares necessary to exercise its rights under this Section 4.5 in full, such Other Securityholder may substitute therefor Shares of any other class, series or type with an aggregate fair market value that, when added to the fair market value of the number of Shares of the same class, series or type as the Offered Shares owned by such Other Securityholder, shall permit such Other Securityholder to dispose of its entire Pro Rata Portion in the Offer pursuant to this Section 4.5.

            (g) Anything in this Section 4.5 or in Section 4.3 to the contrary notwithstanding, the provisions of this Section 4.5 will not be applicable to any Sale of Shares described in clause (c) or (e) of Section 4.3. Nothing in this Section 4.5 shall affect any of the obligations of any of the Securityholders under any other provision of this Agreement.

            4.6   Certain Persons to Execute Agreement.

            (a) Each Securityholder agrees that it will not make any Sale or create, incur or assume any Encumbrance with respect to any Shares held by such Securityholder, unless, prior to the consummation of any such Sale or the creation, incurrence or assumption of any such Encumbrance, the Person to whom such Sale is proposed to be made or the Person in whose favor such Encumbrance is proposed to be created, incurred or assumed (for purposes of this Section 4.6, a "PROSPECTIVE TRANSFEREE") (i) executes and delivers to the Company an agreement, in form and substance satisfactory to the Company, whereby such Prospective Transferee confirms that, with respect to the Shares that are the subject of such Sale or Encumbrance, it shall be deemed to be a "Securityholder" for the purposes of this Agreement and agrees to be bound by all the terms of this Agreement to which the transferor Securityholder is a party and (ii) unless such Prospective Transferee is a recognized institutional investor, delivers to the Company an opinion of counsel, satisfactory in form and substance to the Company, to the effect that the agreement referred to above that is delivered by such Prospective Transferee is a legal, valid and binding obligation of such Prospective Transferee enforceable against such Prospective Transferee in accordance with its terms. Upon the execution and delivery by such Prospective Transferee of the agreement referred to in clause (i) of the next preceding sentence and, if required, the delivery of the opinion of counsel referred to in clause (ii) of the next preceding sentence, such Prospective Transferee shall be deemed a "Securityholder" for the purposes of this Agreement, and shall have the rights and be subject to the obligations of a Securityholder hereunder with respect to the Shares held by such Prospective Transferee or in respect of which such Encumbrance shall have been created, incurred or assumed.

            (b) In the event that the Company shall issue any Shares, or make a Sale of any issued Shares, to any Person, the Company shall require such Person to execute and deliver to the Company an agreement, in form and substance satisfactory to the Company, whereby such Person confirms that, with respect to the Shares that are the subject of such Sale, it shall be deemed to be a "Securityholder" for purposes of this Agreement and agrees to be bound by all the terms of this Agreement, such Person shall thereupon be deemed a "Securityholder" for purposes of this Agreement, and shall have the rights and be subject to the obligations of a Securityholder hereunder with respect to the Shares held by such Person.

            (c) Anything in this Section 4.6 or in Section 4.3 or 4.4 to the contrary notwithstanding, the provisions of this Section 4.6 will not be applicable to any Sale of Shares pursuant to and in accordance with Section 5.

            4.7 Improper Transfer. Any attempt to sell, assign, transfer, grant or sell a participation in, pledge or otherwise dispose of any Shares not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted sale, assignment, transfer, grant or sale of a participation, pledge or other disposition.

SECTION 5. REGISTRATION RIGHTS.

            5.1   Registration Upon Request.

            (a) Upon the written request of the holder or holders of at least 25% of the Registrable Shares then outstanding requesting that the Company effect the registration under the 1933 Act of all or part of the Registrable Shares held by such holder or holders and specifying the intended method or methods of disposition of such Registrable Shares, the Company will promptly give written notice of such requested registration to all holders of Registrable Shares and thereupon will use its best efforts to effect the registration under the 1933 Act, as expeditiously as is reasonable, of:

                  (i) the Registrable Shares that the Company has been so requested to register by such holder or holders, for disposition in accordance with the intended method of disposition stated in such request; and

                  (ii) all other Registrable Shares that the Company has been requested to register by the holders of Registrable Shares by written request delivered to the Company within 20 Business Days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Shares), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered; provided, however, that:

                        (A) the Company shall not be required to effect any registration pursuant to this Section 5.1, unless it shall already be a Public Company;

                        (B) the Company shall not at any time be required to effect any registration pursuant to this Section 5.1 unless the requests from holders of Registrable Shares for such registration cover an aggregate number of Registrable Shares with an aggregate market value on the date of the initial request for such registration of at least $5 million;

                        (C) the Company shall not be required to effect a registration pursuant to this Section 5.1, other than with a registration statement on Form S-3 or a similar short-form registration statement, within a period of 12 months after the effective date of any other registration statement relating to any registration request under this Section 5.1 or to any registration of which prior notice shall have been given to all holders of outstanding Registrable Shares pursuant to Section 5.3 that was not effected with a registration statement on Form S-3 or a similar short-form registration statement;

                        (D) if the Company shall have previously effected a registration pursuant to this Section 5.1 or shall have previously effected a registration of which prior notice shall have been given to all holders of outstanding Registrable Shares pursuant to Section 5.3, the Company shall not be required to effect a registration pursuant to this Section 5.1 until a period of 6 months shall have elapsed from the effective date of the most recent such registration; and

                        (E) with respect to any registration statement filed, or to be filed, pursuant to this Section 5.1, if the Board of Directors determines that, in its judgment, it would (because of the existence of plans or negotiations regarding any material acquisition involving, or the sale or recapitalization of, the Company or any of its subsidiaries or any material financing activity, or the existence of material non-public information about the Company, or the unavailability of any required financial statements, or any other event or condition of similar significance to the Company and its subsidiaries, taken as a whole) be significantly disadvantageous (a "DISADVANTAGEOUS CONDITION") to the Company and its Affiliates, taken as a whole, for such a registration statement to become effective, or to be maintained effective, the Company shall, notwithstanding any other provision of this Section 5, be entitled, upon the giving of a written notice (a "DELAY NOTICE") to such effect to each holder of Registrable Shares included or to be included in such registration statement, to cause such registration statement to be withdrawn and the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until, in the judgment of the Board of Directors, such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the holders of Registrable Shares with respect to which any such registration statement has been filed, or was to have been filed), but in no event for longer than 90 days after the date of the Delay Notice. Upon receipt of any notice of the existence of a Disadvantageous Condition, such holders of Registrable Shares selling securities pursuant to an effective registration statement will forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by the Company, each such holder of Registrable Shares will deliver to the Company all copies of the prospectus then covering such Registrable Shares current at the time of receipt of such notice, and, in the event no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Shares. Notwithstanding the foregoing provisions of this subparagraph (E), no registration statement filed and subsequently withdrawn by reason of any existing or anticipated Disadvantageous Condition as hereinabove provided shall count as one of the two (2) registration statements referred to in the limitation in Section 5.1 (b), or count against the limitation in Section 5.1(a)(ii)(C) or 5.1(a)(ii)(D). The Company may not give a Delay Notice more than once in any period of 12 consecutive months.

            (b) Anything herein to the contrary notwithstanding, the Company shall not be obligated to file more than two registration statements pursuant to this Section 5.1 that are initiated by the Securityholders.

            (c) The Company shall pay all Registration Expenses in connection with two registrations of Registrable Shares effected by it that are initiated by the Securityholders in each case pursuant to this 5.1.

            (d) In connection with any firm commitment underwriting pursuant to this Section 5.1, the Company will not register securities for sale for the account of any Persons other than the Company and holders of Registrable Shares.

            (e) In connection with any underwritten offering with respect to which holders of Registrable Shares shall have requested registration pursuant to this Section 5.1, the holders of a majority of the Registrable Shares participating in such offering shall have the right to select the managing underwriter with respect to such offering.

            5.2 Request for Registration on Form S-3. Subject to the terms of this Agreement, in the event that the Company receives from the holder or holders of at least 25% of the Registrable Shares then outstanding, a written request that the Company effect any registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) under the 1933 Act at a time when the Company is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Shares which such holder or holders in their good faith discretion determine would have an anticipated offering price of at least $ 1 million, the Company will promptly give written notice of the proposed registration to the holder or holders and will as soon as practicable use its best efforts to effect registration of the Registrable Shares specified in such request, together with all or such portion of the Registrable Shares of any holder or holders joining in such request as are specified in a written request delivered to the Company within 20 days after written notice from the Company of the proposed registration. There shall be no limit to the number of occasions on which the Company shall be obligated to effect registration under this Section 5.2, but the Company shall not be obligated to effect more than one such registrations in any 12 month period. The Company agrees to keep a registration made pursuant to the provisions of this
Section 5.2 effective until the earlier to occur of 90 days following the date such registration becomes effective or until the holder or holders have completed the distribution described in the registration statement relating thereto. Notwithstanding the foregoing, the Company shall not be obligated to effect any registration pursuant to this Section 5.2:

            (a) if Form S-3 is not available for such offering by the holder or holders;

            (b) if the holder or holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Shares and such other securities (if any) at an aggregate price to the public of less than $ 1 million before deduction of underwriting discounts and selling commissions;

            (c) if within 30 days of receipt of a written request from any holder or holders pursuant to this Section 5.2, the Company gives notice to such holder or holders of the Company's intention to make a public offering within 90 days;

            (d) if the Company shall furnish to the holder or holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company for any registration to be effected as requested under this Section 5.2, the Company shall have the right to defer the filing of a registration statement with respect to such offering for a period of not more than 90 days from delivery of the request of the holder or holders requesting such registration; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period; or

            (e) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

            5.3   Incidental Registration.

            (a) If, at any time after the Company has completed an IPO, the Company proposes to register (other than pursuant to Section 5.1) any of its authorized but unissued Common Shares under the 1933 Act on a form and in a manner that would permit registration of Registrable Shares for sale to the public under the 1933 Act, it will each such time give prompt written notice to all holders of Registrable Shares of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an underwritten offering of its Common Stock and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting). Upon the written request of any such holder of Registrable Shares delivered to the Company within 20 Business Days after such notice shall have been given to such holder (which request shall specify the Registrable Shares intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the 1933 Act, as expeditiously as is reasonable, of all Registrable Shares that the Company has been so requested to register by the holders of Registrable Shares, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered; provided, however, that:

                  (i) if, at any time after giving such written notice of its intention to register any of such securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Shares that has requested to register Registrable Shares and thereupon the Company shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 5.3(b)), without prejudice, however, to the rights of any one or more holders to request such registration be effected as a registration under
      Section 5.1;

                  (ii) if (A) the registration so proposed by the Company involves an underwritten offering of the securities so to be registered, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and
      (B) the managing underwriter of such underwritten offering selected by the Company shall advise the Company that, in its judgment, the number of securities proposed to be included in such offering by the Company (for purposes of this Section 5.3(a), "Company Securities") and the number of shares of Registrable Shares held by all Securityholders proposed to be included in such offering by the holder or holders thereof should be limited, then the Company will promptly advise each such holder of Registrable Shares thereof and the number of Shares proposed to be included in such registration shall be included in the following order of priority:

                        (i)   first, the Company Securities;

                        (ii) second, the Registrable Shares requested to be included in such registration that are held by the Securityholders (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares owned by each such holder); and

                        (iii) third, any other Registrable Shares.

                  (iii) the Company shall not be obligated to effect any registration of Registrable Shares under this Section 5.3 that is incidental to the registration of any of its securities in connection with any merger, acquisition, exchange offer, dividend reinvestment plan or stock option or other employee benefit plan.

            (b)   No registration of Registrable Shares effected under this
Section 5.3 shall relieve the Company of its obligation to effect registrations of Registrable Shares upon the request of one or more holders pursuant to
Section 5.1.

            (c) The Company will pay all Registration Expenses in connection with each registration of Registrable Shares effected by it pursuant to this
Section 5.3.

            (d) In the event that the managing underwriter advises the Securityholders requesting the registration of Registrable Shares pursuant to Section this 5.3 in writing that in its judgment, the number of shares of Registrable Shares proposed to be included in such offering by the holder or holders thereof should be limited, the managing underwriter (subject to the allocation priority set forth in Section 5.3(a)) may:

                  i. in the case of an IPO, exclude some or all Registrable Shares from such Registration and underwriting; and

                  ii. in the case of any subsequent registered public offering of the Company's securities, limit the number of shares of Registrable Shares to be included in such registration and underwriting to not less than twenty-five percent (25%) of the securities included in such registration (based on aggregate market values).

            5.4   Registration Procedures.

            (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Shares under the 1933 Act as provided in Section 5.1 or 5.3, the Company will as expeditiously as is reasonable:

                  (i) prepare and file with the Commission on any appropriate form a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

                  (ii) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Shares and other securities covered by such registration statement until the earlier of (A) such time as all such Registrable Shares and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (B) the expiration of 20 Business Days from the date such registration statement first becomes effective as may be determined by the holders of Registrable Shares covered by such registration statement by notice to the Company prior to the date such registration statement becomes effective;

                  (iii) furnish to each seller of such Registrable Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request in order to facilitate the sale or disposition of such Registrable Shares;

                  (iv) use its best efforts to register or qualify all Registrable Shares and other securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things that may be necessary to enable such seller to consummate the disposition in such jurisdictions of its Registrable Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (v) furnish to each seller of Registrable Shares a signed counterpart, addressed to such seller, of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (B) if available, a "cold comfort" letter signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as such seller may reasonably request;

                  (vi) immediately notify each seller of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law;

                  (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act;

                  (viii) use its best efforts to list such securities on each securities exchange on which Common Shares are then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Shares not later than the effective date of such registration statement; and

                  (ix) issue to any underwriter to which any holder of Registrable Shares may sell such Registrable Shares in connection with any such registration (and to any direct or indirect transferee of any such underwriter) certificates evidencing shares of Class A Common Stock without the legends described in Section 4.2(a).

            The Company may require each seller of Registrable Shares as to which any registration being effected to furnish the Company with such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

            (b) Whenever a registration requested by one or more holders pursuant to Section 5.1 for an underwritten offering, only shares constituting Registrable Shares that are to be distributed by the underwriters and such unissued securities of the Company as the Company may elect to include in such offering may be included in such registration. If (i) the registration so requested by holders of Registrable Shares pursuant to
Section 5.1 involves an underwritten offering of such securities, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such offering shall advise the Company that, in its judgment, the number of shares of Registrable Shares held by all Securityholders proposed to be included in such offering by the holder or holders thereof (for purposes of Section 5.4(b), "COMPANY SECURITIES") should be limited, then the Company will promptly advise each such holder of Registrable Shares thereof, and the number of Shares proposed to be included in such registration shall be included in the following order of priority:

                  (i) first, the Registrable Shares requested to be included in such registration that are held by the Securityholders (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares owned by each such holder);

                  (ii)  second, the Company Securities; and

                  (iii) third, any other Registrable Shares.

            (c) Whenever a registration requested by one or more holders pursuant to Section 5.1 is for an underwritten offering, only shares constituting Registrable Shares that are to be distributed by the underwriters and such unissued securities of the Company as the Company may elect to include in such offering may be included in such registration.

            (d) If requested by the underwriters for any underwritten offering of Registrable Shares on behalf of a holder or holders of Registrable Shares pursuant to a registration requested under Section 5.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 5.6.

            (e) If any registration pursuant to Section 5.1 or 5.3 shall be in connection with an underwritten public offering, each holder of Registrable Shares agrees by acquisition of such Registrable Shares, if so required by the managing underwriters, not to effect any public sale or distribution (including any sale pursuant to Rule 144) of Registrable Shares (other than as part of such underwritten public offering) within 10 days prior to the effective date of the registration statement with respect to such underwritten public offering or 180 days after the effective date of such registration statement.

            (f) The Company agrees, if so required by the managing underwriters in connection with an underwritten offering of Registrable Shares pursuant to Section 5.1 or 5.3, not to effect any public sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such equity securities during the 10 days prior to and the 180 days after the effective date of any registration statement with respect to such underwritten public offering, except as part of such underwritten offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

            5.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Shares under the 1933 Act, the Company will give the holders of Registrable Shares on whose behalf such Registrable Shares are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

            5.6   Indemnification.

            (a) In the event of any registration of any equity securities of the Company under the 1933 Act, the Company will indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 5.1, 5.2 or 5.3, the seller of any Registrable Shares covered by such registration statement, its directors and officers, general and limited partners, members and Affiliates (and directors and officers thereof and, if such seller is a portfolio or investment fund, its investment advisors), each other Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each such underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the "Indemnified Persons"), against any losses, claims, damages, liabilities and expenses, joint or several, to which such Indemnified Persons may become subject under the 1933 Act or otherwise (collectively, "Losses"), insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Indemnified Persons for any legal, accounting, consulting, expert or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company for use in the preparation thereof by such Indemnified Persons, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Persons and shall survive the transfer of such securities by such seller.

            (b) The Company may require, as a condition to including any Registrable Shares in any registration statement filed pursuant to Section 5.1,
5.2 or 5.3, that the Company shall have received an undertaking satisfactory to it from (i) the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in 5.6(a), except that any such prospective seller shall not in any event be liable to the Company pursuant thereto for an amount in excess of the net proceeds of sale of such prospective seller's Registrable Shares so to be sold) the Company, each such underwriter of such securities, each officer and director of each such underwriter and each other Person, if any, who controls the Company or any such underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (ii) each such underwriter of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in 5.6(a)) the Company, each officer and director of the Company, each prospective seller, each officer and director of each prospective seller and each other Person, if any, who controls the Company or any such prospective seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by such prospective seller or such underwriter, as the case may be, to the Company for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

            (c) Promptly after receipt by an Indemnified Person of notice of the commencement of any action or proceeding (including any governmental investigation) involving a claim referred to in Section 5.6(a) or (b), such Indemnified Person will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Person to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding provisions of this Section 5.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Person, unless in such Indemnified Person's reasonable judgment a conflict of interest between such Indemnified Person and such indemnifying party may exist in respect of such claim (in which case, the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all sellers of Registrable Shares, or more than one counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such Indemnified Person, and after notice from the indemnifying party to such Indemnified Person of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

            5.7   Contribution.

            (a) If the indemnification provided for in Section 5.6 is unavailable to the Indemnified Person or indemnifying parties in respect of any Losses referred to therein, then each such Indemnified Person and the Company shall contribute to the amount of such Losses (a) as between the Company and the holders of Registrable Shares covered by a registration statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, from the offering of the Registrable Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (b) as between the Company, on the one hand, and each holder of Registrable Shares covered by a registration statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations; provided, however, that in no instance shall the maximum contribution of any holder of Registrable Shares exceed the net proceeds received by such holder of Registrable Shares in the transaction which subjects such holder of Registrable Shares to the provisions of this Section 5.7. The relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such holders bear to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such holders or by the underwriters. The relative fault of the Company, on the one hand, and of each such holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (b) The Company and the holders of Registrable Shares agree that it would not be just and equitable if contribution pursuant to this Section 5.7 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the next preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this 5.7, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder of Registrable Shares shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such holder were offered to the public exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Securityholder's obligation to contribute pursuant to this Section 5.7 is several in the proportion that the proceeds of the offering received by such Securityholder bears to the total proceeds of the offering received by all the Securityholders and not joint.

            5.8   Holdback Agreement.

            (a) If the Company at any time shall register Registrable Shares under the 1933 Act (including any registration pursuant to Sections 5.1 or 5.3) for sale to the public, the Securityholders shall not sell publicly or privately, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Registrable Shares (other than those Registrable Shares included in such registration pursuant to Sections 5.1 or 5.3) without the prior written consent of the Company, for a period as shall be determined by the relevant managing underwriter, which period shall begin not more than 10 days prior to the initial filing of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement.

            (b) The selling restrictions of this Section 5.8 shall apply (i) only in the event of an IPO, and (ii) only to the extent that the similar selling restrictions apply equally to all of the Company's directors, officers and 1% stockholders.

            5.9 Nominees of Beneficial Owners. In the event that any Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Shares for purposes of any request or other action by any holder or holders of Registrable Shares pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Shares held by any holder or holders of Registrable Shares contemplated by this Agreement. If the beneficial owner of any Registrable Shares so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Shares.

SECTION 6. MISCELLANEOUS.

            6.1   Termination.

            (a) This Agreement shall terminate on the later of the 10th anniversary of the execution and delivery hereof or 5 years after an IPO; provided, however, that, notwithstanding the foregoing, Sections 4.6 and 6.9 shall terminate upon an IPO, so long as thereafter the Company shall be a Public Company.

            (b) Subject to Section 6.1(a), at any time within 2 years prior to the tenth anniversary of the date hereof, or the expiration of any extension of such initial term of this Agreement, the parties hereto may, by written agreement, extend the duration of Section 2.1 for an additional period not exceeding 10 years from the expiration date of this Agreement as originally fixed or as last extended, as the case may be.

            6.2 Certain Representations. Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Such representation shall survive the execution and delivery hereof, regardless of any investigation made by any party hereto or on such party's behalf.

            6.3 Certain Remedies. Without intending to limit the remedies available to any of the parties hereto, each of the parties hereto agrees that damages at law will be an insufficient remedy in the event such party violates the terms hereof and each of the parties hereto further agrees that each of the other parties hereto may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of such party's agreements set forth herein.

            6.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company (by an affirmative vote of 66-2/3% of the members of the Board of Directors), and (ii) Preferred Securityholders holding a majority of the Shares held by the Preferred Securityholders. Each Securityholder shall be bound by any amendment or waiver authorized by this
Section 6.4, whether or not such Securityholder shall have consented thereto.

            6.5 Notice. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or 5 days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, to the address as set forth below the Company's name on the signature page of this Agreement, and (ii) if to a Securityholder, to the address set forth below the Securityholder's name on the signature page of this Agreement, or at such other address as the Company or Securityholder may designate by 3 days' advance written notice to the other parties hereto.

            6.6 Benefit; Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Securityholder may assign any of its rights under Sections 2.1, 2.5, 2.7, 3, 4.4, 5.1, or 5.3 without the prior written consent of the Company; provided, however, that MEDI Ventures may assign any of its rights under this Agreement to any member of the MEDI Group without the prior written consent of the Company; and provided, further, that without the prior written consent of the Company,
(i) any Securityholder which is a partnership may transfer such Securityholder's rights under this Agreement to such Securityholder's Affiliates, partners and/or limited partners; (ii) any Securityholder which is a limited liability company may transfer such Securityholder's rights under this Agreement to such Securityholder's Affiliates and/or constituent members; and (iii) any Securityholder which is a grantor trust may transfer its rights to its grantor provided that, in each of (i), (ii) and (iii) the transferee of such rights agrees to be bound by the rights and restrictions of this Agreement. This Agreement shall not inure to the benefit of any Prospective Transferee unless such Prospective Transferee shall have complied with the terms of Section 4.6. Except as expressly provided in Sections 5.7 and 5.8, nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

            6.7 Aggregation of Stock. All Restricted Shares and Registrable Shares held or acquired by affiliated Persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

            6.8 Miscellaneous. This Agreement amends and restates in its entirety the Original Securityholder Agreement, which agreement shall be of no further force or effect. Further, this Agreement sets forth the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. The parties hereto acknowledge that each of them has been represented by counsel in connection herewith and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguity herein against the party that drafted it has no application and is expressly waived. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

            6.9 Investor Ownership Level. Each of the Securityholders and the Company hereby agree that in the event that the Outstanding Securities (as defined below) represent greater than 17.99% of the Company's outstanding capital stock on a fully-diluted basis (the "THRESHOLD LEVEL") as a result of any adjustment to the Conversion Price (as such term is defined in the Certificate) or otherwise, the Company and each such Securityholder shall take all necessary or desirable actions within its or their control to allow MEDI Ventures to receive, in lieu of any such Outstanding Securities which would cause such MEDI Venture's aggregate holdings to exceed the Threshold Level or in exchange for any such Outstanding Securities which exceed the Threshold Level if and to the extent that such Outstanding Securities are then beneficially owned by MEDI Ventures, Non-Voting Preferred Shares as described below. As used in this Section 6.9, "OUTSTANDING SECURITIES" shall mean the aggregate number of shares of Common Stock held by MEDI Ventures on a fully diluted basis assuming the exercise, exchange or conversion of (i) any and all options, warrants or other rights requiring the Company to issue to MEDI Ventures any shares of Common Stock and (ii) any other securities (including the Series B Preferred Stock or any other series of Preferred Stock) of the Company held by MEDI Ventures exercisable or exchangeable for, or convertible into, shares of Common Stock. In such event, the Company shall authorize a new series of non-voting Preferred Stock, the rights and preferences of which shall be substantially identical to those of the shares held by MEDI Ventures, except that such shares shall have no voting rights and except that such shares shall be automatically converted into shares of Non-Voting Common Stock (as defined below) upon the conversion of all outstanding shares of Series B Preferred Stock (the "NON-VOTING PREFERRED SHARES"). The Non-Voting Preferred Shares shall be convertible upon the same terms as other preferred stock into a new series of Common Stock the rights and preferences of which shall be substantially identical to those of the Common Stock, except that such shares shall have no voting rights (the "NON-VOTING COMMON STOCK"). Each share of Non-Voting Common Stock shall convert into one share of Common Stock upon an initial public offering by the

Company of its Common Stock. MEDI Ventures will agree that in any instance that applicable law provides a right of the Non-Voting Common Stock to vote as a class or any matter, MEDI Ventures will vote its shares of Non-Voting Common Stock in accordance with the vote of a majority in interest of the Series B Preferred Stock, subject in all respects to the provisions of this Agreement. It is hereby agreed and acknowledged that the rights of MEDI Ventures and the obligations of the Company and each other Securityholder set forth herein shall be exercisable solely at the discretion of MEDI Ventures. The Company agrees that it shall use its best efforts to obtain the consent of any future holder of 1% or more of any of the Company's outstanding capital stock to the provisions set forth herein.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    COMPANY:

                                    VANDA PHARMACEUTICALS INC.

                                    By: /s/ Mihael Polymeropoulos
                                       -----------------------------------------
                                    Name: Chief Executive Officer
                                    Title:

                                    Address:

                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                          COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    SECURITYHOLDER:

                                    DOMAIN PARTNERS VI, L.P.

                                    By: One Palmer Square Associates VI,
                                        L.L.C., its General Partner

                                        By: /s/  Kathleen K. Schoemaker
                                           ------------------------------------
                                            Kathleen K. Schoemaker
                                            Managing Member

                                    Address:  c/o Domain Associates, L.L.C.
                                              One Palmer Square, Suite 515
                                              Princeton, New Jersey 08542
                                              Attn: Jesse I. Treu
                                              Fax No.: (609)683-9789

                                    With a copy to: Domain Associates, L.L.C.
                                                    One Palmer Square, Suite 515
                                                    Princeton, New Jersey 08542
                                                    Attn: Kathleen K. Schoemaker
                                                    Fax No.: (609)683-9789

                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    SECURITYHOLDER:

                                    DP VI ASSOCIATES, L.P.

                                    By: One Palmer Square Associates VI, L.L.C.,
                                        its General Partner

                                        By: /s/ Kathleen K. Schoemaker
                                            ------------------------------------
                                            Kathleen K. Schoemaker
                                            Managing Member

                                    Address:  c/o Domain Associates, L.L.C.
                                              One Palmer Square, Suite 515
                                              Princeton, New Jersey 08542
                                              Attn: Jesse I. Treu
                                              Fax No.: (609)683-9789

                                    With a copy to: Domain Associates, L.L.C.
                                                    One Palmer Square, Suite 515
                                                    Princeton, New Jersey 08542
                                                    Attn: Kathleen K. Schoemaker
                                                    Fax No.: (609)683-9789

                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    SECURITYHOLDER:

                                    PROSPECT VENTURE PARTNERS II, L.P.

                                    By: Prospect Management Co. II, LLC, its
                                        General Partner

                                        By: /s/ Jim Tananbaum
                                            ____________________________________
                                            Jim Tananbaum
                                            Managing Member

                                   Address: 435 Tasso Street, Suite 200
                                            Palo Alto, CA 94301

                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    SECURITYHOLDER:

                                    PROSPECT ASSOCIATES II, L.P.

                                    By: Prospect Management Co. II, LLC, its
                                        General Partner

                                        By: /s/ Jim Tananbaum
                                            ____________________________________
                                            Jim Tananbaum
                                            Managing Member

                                   Address: 435 Tasso Street, Suite 200
                                            Palo Alto, CA 94301


                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    SECURITYHOLDER:

                                    RHO VENTURES IV (QP), L.P.

                                    By: Rho Management Ventures IV, L.L.C., its
                                        General Partner

                                        By: /s/ Mark Leschly
                                            ____________________________________
                                            Name:  Mark Leschly
                                            Title: Managing Member

                                   Address: 152 West 57th Street
                                            New York, NY 10019

                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    SECURITYHOLDER:

                                    RHO VENTURES IV GMBH & CO. BETEILIGUNGS KG

                                    By: Rho Capital Partners Verwaltungs GmbH,
                                        its General Partner

                                        By: /s/ Mark Leschly
                                            ------------------------------------
                                            Name: Mark Leschly
                                            Title: Managing Member

                                    Address: 152 West 57th Street
                                             New York, NY 10019

                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    SECURITYHOLDER:

                                    RHO VENTURES IV, L.P.

                                    By: Rho Management Ventures IV, L.L.C., its
                                        General Partner

                                        By: /s/ Mark Leschly
                                            ------------------------------------
                                            Name: Mark Leschly
                                            Title: Managing Member

                                    Address: 152 West 57th Street
                                             New York, NY 10019

                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    SECURITYHOLDER:

                                    RHO MANAGEMENT TRUST I

                                    By: Rho Capital Partners, Inc., as
                                        Investment Adviser

                                        By: /s/ Mark Leschly
                                            ------------------------------------
                                            Name: Mark Leschly
                                            Title:

                                    Address: 152 West 57th Street
                                             New York, NY 10019

                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    SECURITYHOLDER:

                                    MEDIMMUNE VENTURES, INC.

                                    By:    /s/ Edward T. Mathers
                                        ________________________________________
                                    Name:  Edward T. Mathers
                                    Title: V.P., Corporate Development

                                    Address:  One MedImmune Way
                                              Gaithersburg, MD 20878

                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    SECURITYHOLDERS:

                                    CARE CAPITAL INVESTMENTS II, LP

                                    By: Care Capital, LLC, as general partner of
                                        Care Capital Investments II, LP

                                        By: /s/ David Ramsay
                                           ____________________________________
                                        Name: David Ramsay
                                        Its:

                                    Address:  47 Hulfish Street, Suite 310
                                              Princeton, NJ 08542
                                              Fax No.: (609)683-5787

                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    SECURITYHOLDERS:

                                    CARE CAPITAL OFFSHORE INVESTMENTS II, LP

                                    By: Care Capital, LLC, as general partner of
                                        Care Capital Offshore Investments II, LP

                                        By: /s/ David Ramsay
                                            ------------------------------------
                                        Name:   David Ramsay
                                        Its:

                                    Address:  47 Hulfish Street, Suite 310
                                              Princeton, NJ 08542
                                              Fax No.: (609)683-5787

                          VANDA PHARMACEUTICALS INC.
                         2004 SECURITYHOLDER AGREEMENT
                          COUNTERPART SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written

                                    SECURITYHOLDER:

                                    BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

                                    By: /s/ Chu Suee Yeok
                                        ----------------------------------------
                                    Name:   Chu Suee Yeok
                                    Title:  Director

                                    Address:  20 Biopolis Way
                                              #09-01 Centros
                                              Singapore 138668
                                              Fax No.: 65-63957796
                                              Attn: Lily Chan, PhD, General
                                                    Manager

                           VANDA PHARMACEUTICALS INC.
                          2004 SECURITYHOLDER AGREEMENT
                           COUNTERPART SIGNATURE PAGE

                                  AMENDMENT TO

                         2004 SECURITYHOLDERS AGREEMENT

          This AMENDMENT TO 2004 SECURITYHOLDERS AGREEMENT is dated as of April 5, 2006 (this "Amendment") by and among Vanda Pharmaceuticals Inc., a Delaware corporation (the "Company") and each of the other parties who are signatories thereto (the "Securityholders").

          WHEREAS, the Company and the Securityholders have entered into that certain 2004 Securityholders Agreement dated as of September 28, 2004 (the "Agreement");

          WHEREAS, the Company and the Securityholders wish to amend the Agreement to confirm, for the avoidance of doubt, that all of the Securityholders' rights under Section 2 and Section 4 of the Agreement shall terminate and be of no further force or effect as of and following the closing of the Company's contemplated initial public offering of its Common Stock on Form S-1; and

          WHEREAS, this Amendment has been approved by the Company's directors in accordance with Section 6.4 of the Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Amendment. Section 6.1(a) of the Agreement is hereby stricken in its entirety and replaced with the following

               (a) This Agreement shall terminate and on the later of the 10th anniversary of the execution and delivery hereof or 5 years after an IPO; provided, however that notwithstanding the foregoing, Sections 2, 4 and 6.9 shall terminate and be of no further force or effect upon and following the closing of the IPO.

          2. Other Terms of Agreement. Except as expressly provided in this
Section 1, the Agreement shall remain in full force and effect in the form originally executed.

          3. Miscellaneous.

               (a) Amendment and Waiver. Neither this Amendment nor any part hereof may be changed, waived, or amended except by an instrument signed by the parties required to amend the Agreement pursuant to Section 6.4 of the Agreement.

               (b) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of, the successors and assigns of the parties hereto.

               (c) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (d) Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

               (e) Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

                                        COMPANY:

                                        VANDA PHARMACEUTICALS INC.


                                        By: /s/ Mihael Polymeropoulos, M.D.
                                            ------------------------------------
                                        Name: Mihael Polymeropoulos, M.D.
                                        Title: Director and Chief Executive
                                               Officer


                   AMENDMENT TO 2004 SECURITYHOLDERS AGREEMENT
                                 SIGNATURE PAGE

                                        SECURITYHOLDERS:

                                        CARE CAPITAL INVESTMENTS II, LP


                                        By: /s/ David Ramsay
                                            ------------------------------------
                                        Name: David Ramsay
                                        Title: Managing Member of Care Capital
                                               II, LLC, its General Partner


                                        CARE CAPITAL OFFSHORE
                                        INVESTMENTS II, LP


                                        By: /s/ David Ramsay
                                            ------------------------------------
                                        Name: David Ramsay
                                        Title: Managing Member of Care Capital
                                               II, LLC, its General Partner


                   AMENDMENT TO 2004 SECURITYHOLDERS AGREEMENT
                                 SIGNATURE PAGE

                                        SECURITYHOLDERS:

                                        BIOMEDICAL SCIENCES INVESTMENT
                                        FUND PTE LTD


                                        By: /s/ Chu Swee Yeok
                                            ------------------------------------
                                        Name: Chu Swee Yeok
                                        Title: Director


                   AMENDMENT TO 2004 SECURITYHOLDERS AGREEMENT
                                 SIGNATURE PAGE

                                        SECURITYHOLDERS:

                                        DOMAIN PARTNERS VI, LP

                                        By: One Palmer Square Associates VI,
                                            L.L.C., its general partner


                                        By: /s/ Lisa A. Kraeutler
                                            ------------------------------------
                                        Name: Lisa A. Kraeutler
                                        Title: Attorney-in-fact


                                        DP VI ASSOCIATES, L.P.
                                        By: One Palmer Square Associates VI,
                                            L.L.C., its general partner


                                        By: /s/ Lisa A. Kraeutler
                                            ------------------------------------
                                        Name: Lisa A. Kraeutler
                                        Title: Attorney-in-fact


                   AMENDMENT TO 2004 SECURITYHOLDERS AGREEMENT
                                 SIGNATURE PAGE

                                        SECURITYHOLDERS:

                                        PROSPECT VENTURE PARTNERS II, L.P.


                                        By: /s/ James. B. Tananbaum
                                            ------------------------------------
                                        Name: James. B. Tananbaum
                                        Title: Managing Member, Prospect
                                               Management Co. II, LLC, its
                                               General Partner


                                        PROSPECT ASSOCIATES II, L.P.


                                        By: /s/ James. B. Tananbaum
                                            ------------------------------------
                                        Name: James. B. Tananbaum
                                        Title: Managing Member, Prospect
                                               Management Co. II, LLC, its
                                               General Partner


                   AMENDMENT TO 2004 SECURITYHOLDERS AGREEMENT
                                 SIGNATURE PAGE

                                        SECURITYHOLDERS:

                                        RHO VENTURES IV, L.P.

                                        By: Rho Management Ventures IV, L.L.C.
                                            General Partner


                                        By: /s/ Jeffrey I. Martin
                                            ------------------------------------
                                        Name: Jeffrey I. Martin
                                        Title: Attorney in Fact


                                        RHO VENTURES IV GMBH & CO. BETEILIGUNGS
                                        KG

                                        By: Rho Management Ventures IV, L.L.C.
                                            General Partner


                                        By: /s/ Jeffrey I. Martin
                                            ------------------------------------
                                        Name: Jeffrey I. Martin
                                        Title: Attorney in Fact


                   AMENDMENT TO 2004 SECURITYHOLDERS AGREEMENT
                                 SIGNATURE PAGE

                                        SECURITYHOLDERS:

                                        RHO VENTURES IV (QP), L.P.

                                        By: Rho Management Ventures IV, L.L.C.
                                            General Partner


                                        By: /s/ Jeffrey I. Martin
                                            ------------------------------------
                                        Name: Jeffrey I. Martin
                                        Title: Attorney in Fact


                                        RHO MANAGEMENT TRUST I

                                        By: Rho Management Ventures IV, L.L.C.
                                            General Partner


                                        By: /s/ Jeffrey I. Martin
                                            ------------------------------------
                                        Name: Jeffrey I. Martin
                                        Title: Attorney in Fact


                   AMENDMENT TO 2004 SECURITYHOLDERS AGREEMENT
                                 SIGNATURE PAGE

                                        SECURITYHOLDERS:

                                        MEDIMMUNE VENTURES, INC.


                                        By: /s/ Wayne T. Hockmeyer
                                            ------------------------------------
                                        Name: Wayne T. Hockmeyer
                                        Title: President


                   AMENDMENT TO 2004 SECURITYHOLDERS AGREEMENT
                                 SIGNATURE PAGE